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                                                                      EXHIBIT 11

                           CHARTER ONE FINANCIAL, INC.
                        COMPUTATION OF PER SHARE EARNINGS


                                             FOR THE 3         FOR THE 3         FOR THE 12         FOR THE 12
                                            MOS. ENDED        MOS. ENDED         MOS. ENDED         MOS. ENDED
                                           DECEMBER 31,       DECEMBER 31,      DECEMBER 31,       DECEMBER 31,
                                               1998              1997               1998               1997
                                           -------------     -------------      -------------      -------------
                                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

BASIC EARNINGS PER SHARE:
  Income before extraordinary item......  $       43,377             6,733            277,019            197,121
                                           =============     =============      =============      =============

  Average common shares
   outstanding..........................     165,221,535       165,117,061        165,508,690        163,280,283
                                           =============     =============      =============      =============

  Basic earnings per common share
   before extraordinary item............  $          .26               .04               1.67               1.21
                                           =============     =============      =============      =============

DILUTED EARNINGS PER SHARE:
  Income before extraordinary item......  $       43,377             6,733            277,019            197,121
                                           =============     =============      =============      =============

  Average common shares
   outstanding..........................     165,221,535       165,117,061        165,508,690        163,280,283
  Add:
   Common stock equivalents for shares
    issuable under Stock Option Plan....       4,221,407         6,206,420          5,229,351          5,908,308
                                           -------------     -------------      -------------      -------------
  Average common and common
   equivalent shares outstanding........     169,442,942       171,323,481        170,738,041        169,188,591
                                           =============     =============      =============      =============
   Diluted earnings per common and
    common equivalent share before
    extraordinary item..................  $          .26               .04               1.62               1.17
                                           =============     =============      =============      =============
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